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                                                                   Exhibit 10.74

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                         NATIONAL CITY BANK OF KENTUCKY

                                      and

                       THE NEW YORK MORTGAGE COMPANY LLC





                                  CREDIT NOTE






                         Dated as of December 15, 2003





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                                  CREDIT NOTE

$25,000,000.00                                           As of December 15, 2003

   FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), promises to pay to the order of NATIONAL CITY BANK OF KENTUCKY, a national banking association, whose address is 101 South Fifth Street, Louisville, Kentucky 40202 ("National City") on or before June 30, 2004, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000.00), or the aggregate unpaid principal amount of all advances by National City to the Company pursuant to the Credit and Security Agreement among National City, HSBC Bank USA ("HSBC), HSBC as Agent, National City as Documentation Agent, and the Company dated as of even date herewith (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

     INTEREST: Interest shall accrue on the principal amount outstanding hereon at an annual rate equal to the rate determined by National City to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Credit Note or applicable portion thereof and for a term of 30 days ("LIBOR") plus 125 basis points (together, the "LIBOR-Based Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. Accrued interest shall be paid monthly on the tenth business day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

   MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Credit Note ("Maximum Rate"), and if the provisions for interest contained in this Credit Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of National City, returned to the Company.

     DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.
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                                      -2-

     PLACE OF PAYMENT: All payments hereon shall be made, and all notices to National City required or authorized hereby shall be given, as set forth in the Credit Agreement.

     PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by the agent on behalf of National City after 2:00 p.m. Agent's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:00 p.m. Agent's local time Agent shall have received a completed "Repayment Schedule" on Agent's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Credit Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

     COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by National City and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of National City except to the extent that actual cash proceeds of such instrument are unconditionally received by National City; provided, however, that this Credit Note shall not be in default as the result of normal collection periods on such instruments.

     LATE PAYMENT CHARGE: The Company promises to pay to National City promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

     INTEREST AFTER NONPAYMENT: If the principal of this Credit Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

     DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), National City shall have all rights and remedies set forth in the Credit Agreement.

     The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by National City of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise
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of any such rights and remedies without the express consent of National City, except as and to the extent otherwise provided by law.

          WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Credit Note, and expressly agree that this Credit Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Credit Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for National City, in order to enforce payment of this Credit Note, to first institute or exhaust National City's remedies against the Company or any other party liable hereon or against any collateral for this Credit Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Credit Note, or any installment hereof, made by agreement by National City with any person now or hereafter liable for the payment of this Credit Note, shall affect the liability under this Credit Note of the Company, even if the Company is not a party to such agreement; provided, however, National City and the Company by written agreement between them may affect the liability of the Company.

          TERMINOLOGY: If more than one party joins in the execution of this Credit Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to National City shall be deemed to include and apply to every subsequent holder of this Credit Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

          APPLICABLE LAW: This Credit Note shall be governed by and construed under the laws of the State of New York, whose laws and Company expressly elects to apply to this Credit Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Credit Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing and action of proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

          WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Credit Note or any document given in connection with
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or to secure this Credit Note, including without limitation any exercise of rights under this Credit Note or any such document, any attempt to cancel, void, or rescind this Credit Note or any such document, and any course of conduct or course of dealing in connection therewith.



                                    THE NEW YORK MORTGAGE COMPANY LLC



                                    By: /s/ Steven Schnall
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                                        Steven Schnall, Member